Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR INFORMATION CONTACT:
Debbie Lucas (dlucas@amreit.com)
AmREIT, (713) 850-1400

AmREIT REPORTS THIRD QUARTER RESULTS

HOUSTON, October 26, 2005 – AmREIT (AMEX: AMY), a Houston-based real estate investment trust, reported financial results for the third quarter of 2005 today.

Revenues for the third quarter increased 141 percent to $13.1 million compared to $5.4 million for the third quarter of 2004.  This increase is due to additional portfolio revenue of $2.9 million (attributed to property acquisitions made in the fourth quarter of 2004 and acquisitions made during 2005), additional real estate operating and development revenue of $2.6 million, and additional securities and retail partnership revenue of $2.1 million (primarily attributed to an increase in securities commissions earned from the sale of class D common shares and limited partnership units).

AmREIT reported net income of $2.0 million, or $0.32 per share, for the quarter compared to net income of $1.1 million, or $0.33 per share, for the third quarter of last year.  For financial reporting purposes, the company is required to reduce net income by the distributions paid to its non-traded common shareholders, resulting in a loss attributable to class A shareholders of $635,000, or $0.10 per class A common share for the quarter, compared to a net loss of $48,000, or $0.01 per class A common share for the third quarter of last year.  At September 30, 2005, the company had 17.2 million non-traded shares outstanding as compared to 6.9 million as of September 30, 2004.  As this capital is raised and dividends immediately begin, there is a lag in revenue until the capital is deployed into operating properties, resulting in short-term pressure on net income.  Basic and diluted earnings per share are equal due to the anti-dilutive nature of the class B, C and D common shares, which are considered common share equivalents because they have the opportunity to convert into the class A common shares after a defined holding period.

Funds From Operations (FFO) for the third quarter were $854,000, or $0.13 per class A common share. This compares to FFO of $611,000, or $0.18 per share, for the same period last year.  Year to date, FFO was $1.9 million, or $0.40 per class A common share, as compared to FFO of $1.7 million or $0.54 per class A common share (adjusted to add back the $1.7 million deferred merger cost and $1.1 million impairment charge taken in 2004) for the same period last year.  Based on the timing of certain transactions in our merchant development and operating subsidiary, our quarterly and year to date FFO is not indicative of our annual estimates.  Additionally, as the company realizes the full benefit of the acquisitions made during the year, and continues to deploy the capital raised, this should have a positive impact on FFO per share.  A reconciliation of income (loss) before discontinued operations to FFO is included in the financial tables accompanying this press release.

“Our merchant development and operating subsidiary is a core component to our operating strategy and contributes to our FFO throughout the year; however, the frequency and magnitude of these contributions are subject to transactional timing and will fluctuate from quarter to quarter,” said Chad C. Braun, AmREIT’s chief financial officer.  “During the third quarter of 2004, we recognized $1.1 million in net income, of which $600,000 was attributable to revenue generated from merchant development property sales in this subsidiary, and we expect that during the fourth quarter of 2005 we will recognize comparable contributions to net income from our merchant development and operating subsidiary, which is consistent with our forecast and will contribute to our annual FFO goal.”

Operational Highlights

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Total assets increased from $73 million at December 31, 2002 (the year the company listed on the Exchange) to approximately $312 million at the end of the third quarter.  On September 30, 2005, AmREIT purchased one of the most visible corners in the San Antonio market with the acquisition of The South Bank, a 47,000 square foot multi-tenant retail complex located on a full city block facing the famous San Antonio Riverwalk.  The project has a lineup of tenants including Hard Rock Café, Starbucks, County Line BBQ and Paesanos.  Average sales for the tenants of The South Bank are reported to be $550 per square foot.

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The merchant development and operating subsidiary warehouses properties that the company anticipates selling for a profit, and at the end of the quarter is developing six properties and negotiating contracts on 12 additional properties that it anticipates selling during 2006 and 2007.

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As of September 30, 2005, AmREIT manages an additional $55 million of capital through its affiliated retail partnership funds, as compared to $50 million at December 31, 2004 and $15 million at December 31, 2002.

•	AmREIT increased 2005 annual dividends to $0.50 per class A share, up from $0.48 per share in 2004, a 4.2 percent increase.

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The company has entered into a contract with an undisclosed third party to sell nine non-core single tenant assets.  These properties are located in several states including Texas, Missouri, Louisiana and Mississippi.  The transaction is anticipated to close in December, 2005 and is anticipated to generate proceeds net of repayment of debt of approximately $17 million.

Outlook for 2005

AmREIT has set forth four key goals and expectations for this year:

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The first goal is continued per share growth in FFO with a target range of 8-14 percent.  Supported by acquisitions made during the year, acquisitions anticipated for the balance of the year, as well as, additional fee income generated by our supporting operating businesses and gain on sale of assets, the annual target FFO guidance remains $0.68 to $0.72 per class A share.  This compares to FFO of $0.54 per class A share (adjusted for the items previously identified) for 2004.  Dividends declared for class A common shares through the fourth quarter of 2005 are in line with management’s 2005 guidance and represent annual dividends of $0.50 per share, which is an increase of 4.2% over the $0.48 in dividends paid in 2004.

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The second goal is to have total asset growth of $200 million within a 12 to 18 month period. We have increased total assets by approximately $108.6 million compared to December 31, 2004 and are on track to achieve this goal by June 30, 2006.

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The third goal is to raise $125 to $150 million for our REIT within a 12 to 18 month period, in support of our asset growth goal and an additional $35 million in private equity in our retail partnership business.  With the equity capital that we have raised through our underwritten equity offering as well as our class D common share offering, we have raised the amount of capital needed to fund our REIT real estate acquisition and growth goals for the year.  As such, we closed our class D common share offering during the quarter after having raised a total of approximately $109 million.  Within our retail partnerships, we have raised approximately $5 million to date.

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The fourth goal is to continue to strengthen portfolio quality by selling non-core assets and keeping debt to total assets under 55 percent.  Through September 30, 2005, AmREIT has sold or has under contract to sell approximately $20 million in non-core assets, leaving approximately $5 to $10 million in non-core assets remaining on the balance sheet that will be evaluated in 2006.  At the end of the third quarter, no single tenant represented more than 7 percent of total revenue, and the company’s debt to total asset ratio was approximately 40 percent.

AmREIT updates earnings guidance on a quarterly basis.

Conference Call

AmREIT will hold its quarterly conference call to discuss third quarter results Thursday, October 27, at 10:00 am Central Time (11:00 am Eastern Time). Interested parties are encouraged to access the live webcast by visiting the investor relations page of AmREIT’s website at www.amreit.com.  The dial-in number for the call is 1-800-901-5248, passcode AmREIT. The call will also be available for replay for 30 days by dialing 1-888-286-8010, passcode 63110037, or by going to the investor relations events page of the company’s Web site.

The company has published additional forward-looking statements in its third quarter 2005 supplemental information package that may help investors estimate earnings for 2005.  A copy of the company’s third quarter 2005 supplemental information will be available on the company’s web site at www.amreit.com or by written request to Debbie Lucas, Investor Relations, AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046.  The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information for the quarter ended September 30, 2005.  AmREIT may, but assumes no obligation to, update information in the supplemental package from time to time.

About AmREIT

AmREIT (AMEX: AMY) is a real estate investment trust (“REIT”) primarily focused on the ownership, development and management of Irreplaceable CornersTM - defined as premier retail frontage properties typically located on “Main & Main” intersections in highly populated, high-traffic, affluent areas.  As of September 30, 2005, our gross asset value is approximately $312 million and our portfolio consists of lifestyle and shopping centers anchored by market dominant tenants such as Kroger, Barnes & Noble and Walgreens, supported by specialty retailers such as GAP, Starbucks, Hallmark and Verizon.  Our business structure is unique within the REIT community and consists of a merchant development and operating business, a wholesaling securities business and a retail partnership business.  These synergistic businesses support our portfolio of Irreplaceable Corners and allow the company access to multiple avenues of low-cost capital.  Through the retail partnership funds, AmREIT captures recurring development, leasing, property management, and asset management fees for services performed while maintaining an ownership interest and profit participation.  Our business structure allows the company to expand both internally and externally, distinguishing AmREIT as a value creator and a source of dependable, increasing monthly income.

In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management’s beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the company. The purchase of any securities may only be made pursuant to a prospectus. A copy of any available prospectus and the related subscription documents are available to qualified potential investors on request.

For more information, call Debbie Lucas, Vice President Investor Relations & Corporate Communications of AmREIT, at (713) 850-1400, or Chad Braun, Chief Financial Officer of AmREIT, 713-850-1400. AmREIT is online at www.amreit.com.

(Tables to Follow)

Operating Results
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004

Revenues:
Rental income from operating leases	$5,188	$2,612	$13,621	$4,952
Earned income from direct financing leases	507	508	1,522	1,522
Real estate fee income	58	8	352	56
Real estate fee income – related party	1,654	407	3,369	1,308
Construction revenue	388	—	666	—
Construction revenue – related party	886	—	1,073	—
Securities commission income	3,909	1,780	9,705	5,333
Asset management fee income	130	96	367	245
Interest and other income	358	19	514	47

Total revenues	13,078	5,430	31,189	13,463
Expenses:
General and administrative	2,060	1,578	5,862	4,145
Property expense	1,141	436	2,771	784
Construction expense	1,197	—	1,499	—
Legal and professional	356	311	1,419	960
Securities commissions	2,988	1,388	7,452	4,149
Depreciation and amortization	1,606	669	3,985	1,030
Deferred merger costs	—	—	—	1,682

Total expenses	9,348	4,382	22,988	12,750
Operating income	3,730	1,048	8,201	713
Income from retail partnerships and other affiliates	75	53	188	240
Federal income tax expense	(313)	(122)	(357)	(315)
Interest expense	(1,779)	(1,006)	(4,768)	(2,126)
Minority interest in income of consolidated joint ventures	(51)	(40)	(222)	(132)

Income (loss) before discontinued operations	1,662	(67)	3,042	(1,620)
Income from discontinued operations	372	279	1,214	715
Gain on sale of real estate acquired for resale	—	908	872	1,758

Net income	2,034	1,120	5,128	853
Distributions paid to class B, C and D shareholders	(2,669)	(1,168)	(6,348)	(3,087)

Net loss available to class A shareholders	$(635)	$(48)	$(1,220)	$(2,234)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30

	2005	2004	2005	2004

Reconciliation of Income (loss) before discontinued operations to Funds From Operations (“FFO”):
Income (loss) before discontinued operations	$1,662	$(67)	$3,042	$(1,620)
Income from discontinued operations	372	1,187	2,086	2,473
Depreciation – from operations	1,468	656	3,560	1,001
Depreciation – from discontinued operations	—	80	116	261
Adjustments for non-consolidated affiliates	21	8	65	20
Gain on sale of real estate held for investment	—	(85)	(595)	(85)
Class B, C and D distributions	(2,669)	(1,168)	(6,348)	(3,087)

FFO available to class A shares	$854	$611	$1,926	$(1,037)
Basic and Diluted Per Class A Share Data:
Loss before discontinued operations	$(0.16)	$(0.37)	$(0.69)	$(1.48)
Income from discontinued operations	$0.06	$0.36	0.44	$0.78

Net loss	$(0.10)	$(0.01)	$(0.25)	$(0.70)
FFO	$0.13	$0.18	$0.40	$(0.33)
Share Data:
Weighted average class A common shares used to compute net income per share, basic and diluted	6,431,005	3,381,899	4,789,745	3,190,810

Market Capitalization Table:

Common Shares Outstanding (9/30/05)	Number of Shares	Price	Market Equity

Class A, net of treasury shares	6,469,698	$7.82	$50.59M
Class B	2,158,229	$7.82	$16.87M
Class C (priced at par value)	4,088,927	$10.00	$40.88M
Class D (priced at par value)	10,954,827	$10.00	$109.55M

Total	23,671,681		$217.89M

Balance Sheet Highlights
(in thousands)

	September 30, 2005	December 31, 2004

	(Unaudited)
Real estate held for investment, net	$231,312	$157,031
Net investment in direct financing leases	19,214	19,219
Real estate held for resale, net	18,085	6,326
Total assets	311,771	203,151
Notes payable	115,962	105,964
Total liabilities	125,236	113,666
Minority interest	1,108	1,115
Total shareholders’ equity	185,427	88,370

Non-GAAP Financial Disclosure

This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. AmREIT’s definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT’s, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings, such as the issuance of stock in conjunction with the payment of deferred merger costs and impairment charges on real assets, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT’s calculation.

Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

	Projected 2005 Range		Historical 12/31/04

	High	Low

Net loss available to class A shareholders	$(0.18)	$(0.32)	$(1.19)
Depreciation and amortization	1.05	1.05	0.61
Less gain on sale of real estate	(0.15)	(0.05)	(0.04)
FFO available to class A shareholders	0.72	0.68	(0.62)
Impairment charges	—	—	0.74
Deferred merger costs	—	—	0.51

Adjusted FFO	$0.72	$0.68	$0.63

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